Exhibit 23.2

Consent of Ernst & Young LLP

We consent to the incorporation by reference of our report dated June 22, 2001, with respect to the consolidated financial statements of National Commerce Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002 in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the National Commerce Financial Corporation 2003 Stock and Incentive Plan filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

December 1, 2003